INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 2001 and 2000, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP

February 15, 2002
New York, New York

FINANCIAL GUARANTY INSURANCE COMPANY
===============================================================================


AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 2001




        REPORT OF INDEPENDENT AUDITORS......................................1
        BALANCE SHEETS......................................................2
        STATEMENTS OF INCOME................................................3
        STATEMENTS OF STOCKHOLDER'S EQUITY..................................4
        STATEMENTS OF CASH FLOWS............................................5
        NOTES TO FINANCIAL STATEMENTS.......................................6


---------------------------------------------------------------------------------------------------------------
FINANCIAL GUARANTY INSURANCE COMPANY                                                      BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------


($ in Thousands, except per share amounts)

                                                              DECEMBER 31,             DECEMBER 31,
ASSETS                                                           2001                      2000

Fixed maturity securities, at fair value
   (amortized cost of $2,339,319 in 2001 and $2,391,948
         in 2000)                                             $ 2,317,022              $2,425,812
Preferred stock, at fair value (cost of $30,598 in 2001 and
        $25,446 in 2000)                                           29,888                  25,405
Short-term investments, at cost, which approximates fair value    255,271                 123,932
Cash                                                                  281                     991
Accrued investment income                                          34,262                  37,055
Reinsurance recoverable                                             9,640                   8,956
Prepaid reinsurance premiums                                      130,298                 132,271
Deferred policy acquisition costs                                  71,700                  68,430
Property and equipment, net of accumulated depreciation
   ($8,213 in 2001 and $8,015 in 2000)                                428                     626
Prepaid expenses and other assets                                   9,383                  12,539
                                                                ---------               ---------
      Total assets                                            $ 2,858,173              $2,836,017
                                                                =========               =========
LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                            $    612,791             $   581,385
Loss and loss adjustment expenses                                  48,855                  46,707
Ceded reinsurance balances payable                                  1,928                     600
Accounts payable and accrued expenses                              18,037                  15,351
Current Federal income taxes payable                               87,729                  77,092
Deferred Federal income taxes                                      67,288                  85,220
Payable for securities purchased                                   14,667                       -
                                                                ---------               ---------
      Total liabilities                                           851,295                 806,355
                                                                ---------               ---------
Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                   15,000                  15,000
Additional paid-in capital                                        383,511                 383,511
Accumulated other comprehensive income (loss), net of tax         (14,932)                 23,120
Retained earnings                                               1,623,299               1,608,031
                                                                ---------               ---------
      Total stockholder's equity                                2,006,878               2,029,662
                                                                ---------               ---------
      Total liabilities and stockholder's equity              $ 2,858,173              $2,836,017
                                                                =========               =========

                                See accompanying notes to financial statements.





FINANCIAL GUARANTY INSURANCE COMPANY                                                STATEMENTS OF INCOME
---------------------------------------------------------------------------------------------------------------




($ in Thousands)

                                                            FOR THE YEAR ENDED DECEMBER 31,

                                                      2001                2000               1999
REVENUES:

Gross premiums written                              $154,627            $102,323          $112,029
Ceded premiums written                               (18,765)            (18,182)          (14,988)
                                                ------------            --------        ----------
    Net premiums written                             135,862              84,141            97,041
(Increase)/decrease in net unearned premiums         (33,380)             (4,058)           16,759
                                                ------------            --------        ----------
    Net premiums earned                              102,482              80,083           113,800
Net investment income                                124,992             135,624           134,994
Net realized gains                                    77,043              21,929            32,878
                                                ------------            --------        ----------
    Total revenues                                   304,517             237,636           281,672
                                                ------------            --------        ----------
EXPENSES:

Loss and loss adjustment expenses                      1,752               3,550           (11,185)
Underwriting expenses                                 25,201              24,074            25,665
Policy acquisition costs deferred                    (11,742)             (8,096)           (7,198)
Amortization of deferred policy acquisition costs      8,472              11,396            16,392
                                                ------------            --------        ----------
    Total expenses                                    23,683              30,924            23,674
                                                ------------            --------        ----------
Income before provision for Federal income taxes     280,834             206,712           257,998
                                                ------------            --------        ----------
Federal income tax expense:
    Current                                           63,011              34,687            53,849
    Deferred                                           2,555               1,285            (1,857)
                                                ------------            --------        ----------
    Total Federal income tax expense                  65,566              35,972            51,992
                                                ------------            --------        ----------
    Net income                                      $215,268             $170,740         $206,006
                                                     =======              =======          =======






                 See accompanying notes to financial statements.



FINANCIAL GUARANTY INSURANCE COMPANY
STATEMENTS OF STOCKHOLDER'S EQUITY
---------------------------------------------------------------------------------------------------------------

($ in Thousands)                                                 ADDITIONAL
                                                         COMMON    PAID-IN       COMPREHENSIVE INCOME     RETAINED
                                                        STOCK     CAPITAL        (LOSS), NET OF TAX      EARNINGS
                                                                                                                       TOTAL
Balance, December 31, 1998                              $15,000   $383,511               $91,922         $1,581,285    $2,071,718
Net income                                                    -          -                     -            206,006       206,006
Other comprehensive income/(loss):
   Change in fixed maturity securities
   available-for-sale, net of tax benefit of $75,524          -          -              (140,259)                 -      (140,259)
   Change in foreign currency translation adjustment,         -           -                1,650                            1,650
   net of tax of $888                                                                                             -
Total comprehensive income                                    -          -                     -                  -        67,397
Dividend declared                                             -            -                   -           (100,000)     (100,000)
Balance at December 31, 1999                             15,000    383,511               (46,687)         1,687,291     2,039,115
                                                         ------   --------                ------         ----------   -----------
Net income                                                    -          -                     -            170,740       170,740
Other comprehensive income:
   Change in fixed maturity securities                                                    68,946                  -        68,946
   available-for-sale, net of tax of $37,126                  -          -
   Change in foreign currency translation adjustment,         -           -                  861                              861
   net of tax of $464
Total comprehensive income                                    -          -                     -                  -       240,547
Dividend declared                                             -            -                   -           (250,000)     (250,000)
Balance at December 31, 2000                             15,000    383,511                23,120          1,608,031     2,029,662
                                                         ------    -------                ------          ---------     ---------

Net income                                                    -          -                     -            215,268       215,268
Other comprehensive income:
   Change in fixed maturity securities                        -          -
   available-for-sale, net of tax benefit of $19,890                     -               (36,940)                         (36,940)
   Change in foreign currency translation adjustment,         -           -               (1,112)                          (1,112)
   net of tax benefit of $599

Total comprehensive income                                    -          -                                                177,216
Dividend declared                                             -          -                     -           (200,000)     (200,000)


Balance at December 31, 2001                            $15,000   $383,511              ($14,932)        $1,623,299    $2,006,878
                                                         ======   ========                ======         ==========    ==========



                See accompanying notes to financial statements.



FINANCIAL GUARANTY INSURANCE COMPANY                                            STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------------

($ in Thousands)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                               2001             2000        1999
OPERATING ACTIVITIES:

Net income                                                  $ 215,268        $170,740     $206,006
  Adjustments to reconcile net income
        to net cash provided by operating activities:
  Amortization of deferred policy acquisition costs             8,472          11,396       16,392
  Policy acquisition costs deferred                           (11,742)         (8,096)      (7,198)
  Net realized gains on investments                           (77,043)        (21,929)     (32,878)
  Change in unearned premiums                                  31,406           2,455      (31,252)
  Change in loss and loss adjustment expenses                   2,148           1,506      (14,648)
  Depreciation of property and equipment                          198             341          835
  Change in reinsurance recoverable                              (684)           (838)          (3)
  Change in prepaid reinsurance premiums                        1,973           1,603       14,492
  Change in accrued investment income, and prepaid
       expenses and other assets                                5,949           5,755       (4,264)
  Change in ceded reinsurance balances payable, and
accounts       payable and accrued expenses                     4,014          (2,624)      (6,318)
  Deferred Federal income taxes                                 2,555           1,285       (1,857)
  Amortization of fixed maturity securities                     5,320           4,494        4,674
  Change in current Federal income taxes payable               10,637          14,911       (7,361)
                                                        -------------   -------------   ----------

Net cash provided by operating activities                     198,471         180,999      136,620
                                                        -------------   -------------   ----------
INVESTING ACTIVITIES:

Sales and maturities of fixed maturity securities           2,106,761         988,931      887,520
Purchases of fixed maturity securities                     (1,989,270)       (910,707)    (814,153)
Purchases, sales and maturities of short-term                (131,339)         (9,156)     (84,381)
investments, net
Payable for securities purchased                               14,667               -            -
                                                        -------------   -------------   ----------
Net cash provided by (used in) investing activities               819          69,068      (11,014)

                                                        -------------   -------------   ----------

FINANCING ACTIVITIES:

Dividends paid                                               (200,000)       (250,000)    (125,000)
Net cash used in financing activities                        (200,000)       (250,000)    (125,000)

(Decrease) increase in cash                                      (710)             67          606
Cash at beginning of year
                                                                  991             924          318
                                                        -------------   -------------   ----------
Cash at end of year                                         $     281    $        991  $       924
                                                              =======      ==========    =========



                                See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1)     BUSINESS

        Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent was owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") until late 2001 when it became a wholly-owned subsidiary. The Company provides financial guarantee insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

        The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)     SIGNIFICANT ACCOUNTING POLICIES

        The accompanying financial statements have been prepared on the basis of GAAP which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

        INVESTMENTS

        Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

        Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

--------------------------------------------------------------------------------




        PREMIUM REVENUE RECOGNITION

        Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Ceded premiums are earned in the same manner. Financial guarantee insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

        POLICY ACQUISITION COSTS

        Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

        LOSS AND LOSS ADJUSTMENT EXPENSES

        Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $48.9 and $46.7 million at December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, such reserves included $36.2 million of reserves, established based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2001 and 2000, discounted case-basis loss and loss adjustment expense reserves were $12.7 million and $10.5 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 5.7% in 2001 and 5.3% in 2000. The amount of the discount at December 31, 2001 and 2000 was $5.9 million and $6.1 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

        INCOME TAXES

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale; premium revenue recognition; deferred acquisition costs; discount on loss and loss adjustment reserves and portfolio loss reserves; AMT credit carry forwards; profit commission; and the rate differential on tax and loss bonds. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

--------------------------------------------------------------------------------

        Financial guarantee insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

        PROPERTY AND EQUIPMENT

        Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

        FOREIGN CURRENCY TRANSLATION

        The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2001 and 2000 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss gain (loss) at December 31, 2001 and 2000 was ($47,000) and $1,159,000, respectively, net of tax, (expense) benefit of $25,000 and ($624,000), respectively, and is reported as a separate component or accumulated other comprehensive income in the statement of stockholder's equity.

        NEW ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standards Board ("FASB") issued and then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for Financial Guaranty Insurance Company on
        January 1, 2001. Upon adoption of SFAS No. 133, all derivative instruments (including certain derivative instruments embedded in other contracts) are to be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management has determined that at January 1, 2001, there was no effect on the Company's financial statements related to the adoption of SFAS 133.

--------------------------------------------------------------------------------

(3)     STATUTORY ACCOUNTING PRACTICES

        The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The National Association of Insurance Commissioners ("NAIC") has approved the codification project ("Codification") effective January 1, 2001 and the State of New York - the Company's state of domicile - has adopted certain but not all provisions of Codification.

        The Company has assessed the impact of Codification as adopted by its state of domicile (New York) on its statutory financial statements and it had no material effect on statutory capital and surplus. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

               (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

               (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

               (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
               (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
               (e) Federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
               (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as Federal income tax payments;
               (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;

               (h) profit commissions are recognized as received while under GAAP management's best estimate of the Company's ultimate recoverable is accrued; and

               (i) case reserves are discounted at the average investment portfolio yield for statutory purposes and at the risk free rate under GAAP.



FINANCIAL GUARANTY INSURANCE COMPANY                              NOTES TO FINANCIAL STATEMENTS (CONTINUED)
---------------------------------------------------------------------------------------------------------------
The  following  is a  reconciliation  of net  income  and  stockholder's  equity presented on a GAAP basis to the  corresponding  amounts reported on a statutory basis for the periods indicated below (in thousands):


                                                                               YEARS ENDED DECEMBER 31,

                                                        2001                          2000                          1999
                                                NET        STOCKHOLDER'S        NET        STOCKHOLDER'S       NET     STOCKHOLDER'S
                                             INCOME            EQUITY        INCOME            EQUITY         INCOME     EQUITY

GAAP basis amount                           $215,268        $2,006,878     $170,740        $2,029,662      $206,006     $2,039,115

Premium revenue recognition                   (6,443)         (211,417)     (10,415)         (204,974)          596       (194,559)

Deferral of acquisition costs                 (3,270)          (71,700)       3,300           (68,430)        9,194        (71,730)

Contingency reserve                                -          (937,680)           -          (823,570)            -       (721,427)

Contingency reserve tax deduction (see Note 2)     -            95,008            -            74,059             -         74,059

Non-admitted assets                                               (439)           -              (592)            -           (806)

Case basis loss reserves                        (397)             (595)       1,023              (198)       (1,294)        (1,221)

Portfolio loss reserves                            -            28,700        2,800            28,700        (7,000)        25,900

Deferral of income taxes                       2,555            75,220        1,285            73,195        (1,857)        71,551

Unrealized (gains) losses on fixed maturity
securities net of tax                              -            14,885            -           (21,985)            -         46,962

Recognition of profit commission                (820)           (8,220)        (256)           (7,399)       (1,092)        (7,143)

Unauthorized reinsurance                          -                (16)           -               (87)            -            (87)

Allocation of tax benefits due to
Parent's net operating loss to the
Company                                            -            11,385          292            11,385           (76)        11,093
                                        ------------------------------------------------------------------------------------------
Statutory basis amount                      $206,893        $1,002,009     $168,769        $1,089,766      $204,477     $1,271,707
                                        ============    =============   ===========     =============   ===========     ==========

                                      -10-

--------------------------------------------------------------------------------


4)      INVESTMENTS

        Investments in fixed maturity securities carried at fair value of $3.5 million and $3.6 million as of December 31, 2001 and 2000, respectively, were on deposit with various regulatory authorities as required by law.

        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities and preferred stock classified as available-for-sale are as follows (in thousands) as of December 31:


                                                                 GROSS             GROSS
                                                               UNREALIZED       UNREALIZED
                                             AMORTIZED          HOLDING           HOLDING            FAIR
        2001                                    COST             GAINS            LOSSES            VALUE
        Obligations of states and
          political subdivisions              $2,239,824        $  8,880            $31,675        $2,217,029
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and              3,404             373                  -             3,777
          agencies
        Debt securities issued by
          foreign governments                     49,702             429                  -            50,131
        Preferred stock                           30,598               -                710            29,888
        Other                                     46,389              19                323            46,085
                                                --------        --------        -----------     -------------
        Investments available-for-sale         2,369,917           9,701             32,708
                                                                                                    2,346,910
        Short-term investments                   255,271               -                  -           255,271
                                                --------        --------        -----------     -------------
        Total                                 $2,625,188        $  9,701            $32,708        $2,602,181
                                              ==========        ========        ===========     =============

                                                                 GROSS             GROSS
                                                               UNREALIZED       UNREALIZED
                                             AMORTIZED          HOLDING           HOLDING            FAIR
        2000                                    COST             GAINS            LOSSES            VALUE
        Obligations of states and
          political subdivisions              $2,292,794        $42,841            $10,282         $2,325,353
        U.S. Treasury securities and
          obligations of U.S.
          government corporations and             34,316            504                159             34,661
          agencies
        Debt securities issued by
          foreign governments                     44,146          1,109                118             45,137
        Preferred stock                           25,446              -                 41             25,405
        Other                                     20,692              -                 31             20,661
                                                --------        -------         ----------      -------------
        Investments available-for-sale         2,417,394         44,454             10,631
                                                                                                    2,451,217
        Short-term investments                   123,932              -                  -            123,932
                                                --------        -------         ----------      -------------
        Total                                 $2,541,326        $44,454            $10,631         $2,575,149
                                              ==========        =======         ==========      =============

--------------------------------------------------------------------------------





        The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 2001, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                     AMORTIZED         FAIR
                                                        COST            VALUE

            Due in one year or less                $    255,306    $    255,306
            Due after one year through five years       226,851         227,411
            Due after five years through ten years      454,540         452,215
            Due after ten years through twenty years  1,525,821       1,509,056
            Due after twenty years                      162,670         158,193
                                           Total     $ 2,625,188    $ 2,602,181
                                                      ==========     ==========

        In 2001, 2000 and 1999, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $2,106.7 million, $988.9 million, and $887.5 million, respectively. For 2001, 2000 and 1999 gross gains of $78.4 million, $22.7 million, and $35.1 million respectively, and gross losses of $1.4 million, $0.8 million, and $2.2 million respectively, were realized on such sales.

--------------------------------------------------------------------------------


        Net investment income of the Company is derived from the following sources (in thousands):


                                                   YEAR ENDED DECEMBER 31,
                                            2001          2000         1999

Income from fixed maturity securities    $120,162      $120,926     $130,402
Income from short-term investments          5,838        15,734        5,564
                                        ---------       ------- ------------
Total investment income                    126,000      136,660      135,966
Investment expenses                         (1,008)      (1,036)        (972)
                                        ----------      ------- ------------
Net investment income                     $124,992     $135,624     $134,994
                                        ==========      =======      =======
As of December 31, 2001, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following exposures by state:

                                                                FAIR VALUE
                   New York                                      $ 292,845
                   Texas                                           239,936
                   Illinois                                        191,374
                   Michigan                                         97,163
                   Massachussetts                                   91,818
                   California                                       84,279
                   Colorado                                         82,784
                   Florida                                          79,739
                   Washington                                       75,612
                   Ohio                                             72,229
                                                                ----------
                                                                 1,307,779
                   All other                                     1,039,131
                                                                ----------
                                                                $2,346,910
                                                                ==========

 (5)    INCOME TAXES

        The Company files its Federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent.

        The Company's effective Federal corporate tax rate (23.3 percent in 2001, 17.4 percent in 2000, and 20.2 percent in 1999) is less than the corporate tax rate on ordinary income of 35 percent in 2001, 2000 and 1999, primarily due to tax exempt interest on municipal investments.

--------------------------------------------------------------------------------



The following is a reconciliation of Federal income taxes computed at the statutory rate and the provision for Federal income taxes (in thousands): YEAR ENDED DECEMBER 31, 2001 2000 1999 Income taxes computed on income before provision for Federal income taxes, at the statutory rate $98,292 $72,349 $90,299

 Tax effect of:
   Tax-exempt interest                     (32,730)   (32,428)        (34,914)
   Other, net                                    4     (3,949)         (3,393)

 Provision for income taxes                $65,566    $35,972         $51,992
                                           =======    =======         =======

 The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2001 and 2000 are presented below (in thousands):

                                                  2001               2000
Deferred tax assets:
    Unrealized losses on fixed maturity
    securities, available-for-sale               $8,015                $ -
    Loss and loss adjustment expense reserves     9,976                9,618
    AMT credit carry forward                      3,456                3,456
    Other
                                                    903                2,020
                                                -------         ------------
Total gross deferred tax assets                  22,350               15,094
                                                =======         ============
Deferred tax liabilities:
    Unrealized gains on fixed maturity
    securities, available-for-sale                    -               11,838
    Deferred acquisition costs                   25,095               23,951
    Premium revenue recognition                  49,709               48,848
    Rate differential on tax and loss bonds       9,454                9,454
    Profit commission                             2,877                2,590
    Other                                                              3,633
                                                  2,503
                                                -------         ------------
Total gross deferred tax liabilities             89,638              100,314
                                                -------         ------------
Net deferred tax liability                      $67,288              $85,220
                                                =======              =======

        Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2001 and 2000. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

        Total Federal income tax payments during 2001, 2000 and 1999 were $38.3 million, $22.6 million, and $60.4 million, respectively.

-------------------------------------------------------------------------------

(6)     REINSURANCE

        The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $67.3 million at December 31, 2001 that can be drawn on in the event of default.

        Net premiums earned are presented net of ceded earned premiums of $20.6 million, $19.8 million and $29.5 million for the years ended December 31, 2001, 2000 and 1999, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.7 million, $1.9 million and $0.2 million for the years ended December 31, 2001, 2000 and 1999, respectively. At December 31, 2001 and 2000 ceded case reserves were $2.1 million and $1.4 million, respectively. Ceded portfolio reserves were $7.5 million at December 31, 2001 and 2000.

        In accordance with amendments to existing reinsurance agreements, the Company received additional ceding commission income of $3.3 million and $6.2 million in 2000 and 1999, respectively, from the reinsurers. In addition, the Company bought back $4.8 million and $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer in 2001 and 1999, respectively.

(7)     LOSS AND LOSS ADJUSTMENT EXPENSES
        Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):
                                          YEAR ENDED DECEMBER 31,
                                  ----------- --- ----------- -- -----------
                                     2001            2000           1999
                                  -----------     -----------    -----------

Balance at January 1                $46,707         $45,201        $59,849
   Less reinsurance recoverable      (8,956)         (8,118)        (8,115)
                                -------------------------------------------
Net balance at January 1             37,751          37,083         51,734
                                -------------------------------------------
Incurred related to:
  Current year                            -             119          2,407
  Prior years                         1,752             631         (6,592)
  Portfolio reserves                      -           2,800         (7,000)
                                ------------------------------------------
Total incurred                        1,752           3,550        (11,185)
                                ------------------------------------------
  Paid related to:
  Current year                            -              (6)             -
  Prior years                          (288)         (2,876)        (3,466)
                                -------------------------------------------
Total paid                             (288)         (2,882)        (3,466)
                                -------------------------------------------
Net balance at December 31           39,215          37,751         37,083
   Plus reinsurance recoverable       9,640           8,956          8,118
                                ------------------------------------------
Balance at December 31              $48,855         $46,707        $45,201
                                ===========     ===========     ==========

--------------------------------------------------------------------------------

          The changes in incurred portfolio and case reserves principally relates to losses incurred in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)  RELATED PARTY TRANSACTIONS

        The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $1.2 million, $1.3 million and $2.6 million in expenses were incurred in 2001, 2000 and 1999 respectively, related to such transactions.

        The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.1 million in 2001, $0.3 million in 2000, and $0.4 million in 1999. As of December 31, 2001, par outstanding on these deals before reinsurance was $30.1 million.

        The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 2001, 2000 and 1999.

(9)     COMPENSATION PLANS

        Officers  and other key  employees  of the  Company  participate  in the
        Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.7 million, $2.5 million and $2.6 million in 2001, 2000 and 1999, respectively.

(10)    DIVIDENDS

        Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72.5 million in 2001 and 2000, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the State of New York Insurance Department. At December 31, 2001 no dividends are payable without prior approval of the State of New York Insurance Department.

        During 2001 and 2000, the Company declared dividends of $200.0 million and $250.0 million, respectively. The $200 million in dividends declared in 2001 were approved by the State of New York Insurance Department as an extraordinary dividend. Of the $250 million in dividends declared in 2000, $200 million was approved by the State of New York Insurance Department as an extraordinary dividend.

-------------------------------------------------------------------------------

(11)    FINANCIAL INSTRUMENTS

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

        Fixed Maturity Securities and Preferred Stock: Fair values for fixed maturity securities and preferred stock are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities and preferred stock are included in the balance sheets and in Note 4.

        Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

        Cash, Accrued Investment Income, Prepaid Expenses and Other Assets, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

        The estimated fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows (in thousands):


                                                             2001                       2000
                                                   CARRYING       FAIR          CARRYING       FAIR
                                                     AMOUNT      VALUE            AMOUNT      VALUE
        Financial Assets

           Cash
              On hand and in demand accounts     $      281    $      281     $      991    $      991

           Short-term investments                $  255,271    $  255,271     $  123,932    $  123,932

           Fixed maturity securities             $2,317,022    $2,317,022     $2,425,812    $2,425,812

           Preferred  stock                      $   29,888    $   29,888     $   25,405    $   25,405


Financial Guarantees: The carrying value of the Company's financial guarantees is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guarantees are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows (5% discount rate at December 31, 2001 and 2000) considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guarantees range between $449.6 million and $494.7 million compared to a carrying value of $450.0 million as of December 31, 2001 and between $367.4 million and $400.7 million compared to a carrying value of $418.4 million as of December 31, 2000.

As of December 31, 2001 and 2000, the net present value of future installment premiums was $105.7 million and $80.7 million, respectively, discounted at 5% at December 31, 2001 and 2000.

-------------------------------------------------------------------------------

        CONCENTRATIONS OF CREDIT RISK

        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

        As of December 31, 2001, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $173.8 billion, net of reinsurance of $40.1 billion. The Company's insured portfolio as of December 31, 2000 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

        As of December 31, 2001, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                        NET
                                                      PRINCIPAL
                                                     OUTSTANDING
        Municipal:
          General obligation                         $  79,518
          Special revenue                               75,163
          Industrial revenue                               233
          Non-municipal                                 18,920
        Total                                         $173,834
                                                      =======
        As of December 31, 2001, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                        CEDED
                                                      PRINCIPAL
                                                     OUTSTANDING
        Reinsurer:
          Ace Guarantee Re, Inc.                       $12,957
          Radian Reinsurance Company                     8,551
         Axa Re Finance                                  5,290
         American Re-Insurance Company                   4,539
          Other                                          8,772
            Total                                      $40,109
                                                        ======
        The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

        The  Company's  gross  and  net  exposure  outstanding,  which  includes
        principal  and  interest,   was  $371.8  billion  and  $297.5   billion,
        respectively, as of December 31, 2001.

--------------------------------------------------------------------------------

        The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2001 by state, net of reinsurance, was as follows (in millions):
                                                            NET
                                                          PRINCIPAL
                                                         OUTSTANDING

        California                                         $18,651
        New York                                            16,279
        Pensylvania                                         14,413
        Florida                                             14,247
        Illinois                                            12,205
        Texas                                                8,885
        Michigan                                             6,991
        New Jersey                                           6,261
        Ohio                                                 4,632
        Washington                                           4,489
                                                        ----------
        Sub-total                                          107,053
        Other states                                        66,500
        International                                          281
                                                        ----------
        Total                                             $173,834
                                                        ==========

(12)    COMMITMENTS

        Total rent expense was $2.2 million, $2.4 million and $2.6 million in 2001, 2000 and 1999, respectively. The minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

        YEAR                                                 AMOUNT

       2002                                                    $ 3,644
       2003                                                      3,644
       2004                                                      3,644
       2005                                                      3,644
       2006                                                      3,644
                                                                ------
       Total minimum future rental payments                    $18,220
                                                                ======

-------------------------------------------------------------------------------


(13)    COMPREHENSIVE INCOME

        Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
        (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

        The following are the reclassification adjustments (in thousands) for the years ended December 31, 2001, 2000 and 1999:

                                                                          2001
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

          Unrealized holding gains arising
             during the period                          $ 20,213          $ (7,075)         $ 13,138
          Less: reclassification adjustment for
             gains realized in net income                (77,043)           26,965           (50,078)
                                                        --------------------------------------------
          Unrealized losses on investments              $(56,830)          $19,890          $(36,940)
                                                        ========        ==========      ============

                                                                          2000
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

              Unrealized holding gains arising
              during the period                        $ 128,001         $ (44,801)         $ 83,200
           Less: reclassification adjustment for
              gains realized in net income               (21,929)            7,675           (14,254)
                                                        --------------------------------------------
           Unrealized gains on investments              $106,072          $(37,126)          $68,946

                                                        ========        ==========      ============

                                                                          1999
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

           Unrealized holding losses arising
              during the period                        $(182,905)          $64,017         $(118,888)
           Less: reclassification adjustment for
              gains realized in net income               (32,878)           11,507           (21,371)
                                                        --------------------------------------------
           Unrealized losses on investments            $(215,783)          $75,524         $(140,259)
                                                        ========        ==========      ============

